UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2024

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3642 E. US Highway 70

Claremont, North Carolina 28610

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 459-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COMM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Purchase Agreement

On July 18, 2024, CommScope Holding Company, Inc., a Delaware corporation (the “Company”), and Amphenol Corporation, a Delaware corporation (“Amphenol”), entered into a Purchase Agreement (the “Purchase Agreement”), pursuant to which Amphenol has agreed to purchase, and the Company has agreed to sell, the Company’s Outdoor Wireless Networks (OWN) segment and the Distributed Antenna Systems (DAS) business unit of its Networking, Intelligent Cellular & Security Solutions segment (collectively, the “Business”) in exchange for approximately $2.1 billion in cash, on a cash-free, debt-free basis, subject to certain adjustments (the “Transaction”).

The closing of the Transaction (the “Closing”) will take place on the second business day following the satisfaction or waiver of the closing conditions (described under “Conditions to the Transaction” below), which is expected to occur within the first half of 2025.

Conditions to the Transaction

The consummation of the Transaction is subject to various closing conditions, including, among other things:

•	with respect to each party’s obligation to close:

•	the absence of any order, judgment or injunction that makes illegal or prohibits, enjoins, restrains or otherwise prevents consummation of the Transaction;

•	the absence of any law in the United States or other specified jurisdictions that makes illegal, prohibits or otherwise prevents consummation of the Transaction;

•	the absence of certain litigation or proceedings in the United States or other specified jurisdictions;

•

the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration or termination of any waiting period or receipt of any clearance, waiver or affirmative approval of governmental and regulatory authorities in certain other specified jurisdictions;

•	the delivery by the Company and Amphenol of their respective customary closing certificates.

•	with respect to the Company’s obligation to close:

•	the accuracy of the representations and warranties of Amphenol, subject to specified exceptions and qualifications for materiality or material adverse effect (as described in the Purchase Agreement);

•	compliance in all material respects with the covenants to be performed by Amphenol contained in the Purchase Agreement;

•	with respect to Amphenol’s obligation to close:

•

the accuracy of the representations and warranties of the Company, subject to certain specified exceptions and qualifications for materiality or material adverse effect (as described in the Purchase Agreement);

•	compliance in all material respects with the covenants to be performed by the Company contained in the Purchase Agreement;

•	the completion of the restructuring of the Company to effect the separation of the Business from the Company’s other businesses in all material respects;

•

the absence of any development, change, state of facts, condition, circumstance, occurrence, event or effect that, individually or in the aggregate, have had a “material adverse effect” with respect to the Business;

•	the delivery of evidence of certain filings being made with respect to certain subsidiaries of the Company electing to be treated as disregarded entities for U.S. federal income tax purposes; and

•	the delivery of an updated opinion regarding the Company’s solvency as of the Closing.

Termination Rights

The Purchase Agreement contains certain customary termination rights triggered upon the occurrence of certain events, including if the Closing has not occurred within 12 months of July 18, 2024 (though this 12-month “Outside Date” will be extended for an additional three months if the Closing cannot occur solely as a result of the failure to obtain certain regulatory approvals prior to such original Outside Date).

Other Terms of the Transaction

The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement. Certain fundamental representations and warranties will survive for 36 months following Closing. All other representations and warranties expire at the Closing and, after the Closing, the sole remedy of Amphenol for a breach by the Company of such representations and warranties (other than fraud) will be the proceeds of the representation and warranty insurance secured and paid for by Amphenol. The covenants include, among others, the following: (i) the Company is obligated to use commercially reasonable efforts to operate the Business in the ordinary course of business consistent with past practice in all material respects between the execution of the Purchase Agreement and Closing, (ii) the Company agrees to use commercially reasonable efforts to preserve intact the Business and maintain existing relations and goodwill with parties including customers, suppliers and employees between the execution of the Purchase Agreement and Closing, (iii) the Company agrees not to engage in certain activities with respect to the Business between the execution of the Purchase Agreement and Closing, except with the written consent of Amphenol (not to be unreasonably withheld, conditioned or delayed), (iv) the Company agrees, under the terms specified in the Purchase Agreement, not to compete with the Business, or hold any ownership interest in any person who engages in a business that competes with the Business (subject to certain exceptions, including with respect to the Company’s retained businesses), for a period of five years after the Closing, and (v) the Company agrees not to solicit for hire or hire certain Business employees for a three-year period following the Closing (subject to customary exceptions). Amphenol has also agreed that the entities acquired by Amphenol from the Company in the Transaction and any other entity Amphenol uses to purchase assets in the Transaction will not solicit for hire or hire any Company employee for a 12-month period following the Closing (subject to customary exceptions). The Purchase Agreement also contains customary covenants with regards to continued employment and the terms of such employment of certain employees of the Business.

Each of the parties is required to use their respective reasonable best efforts to consummate the Transaction, including effecting certain regulatory filings described in the Purchase Agreement and obtaining all necessary consents and authorizations to consummate the Transaction. Amphenol will control, lead and direct all actions, decisions and strategy for, and make all final determinations with respect to obtaining regulatory clearances pursuant to antitrust laws and foreign direct investment law.

The Company has agreed to indemnify Amphenol for losses arising from breaches of the Company’s covenants contained in the Purchase Agreement, breaches of certain “fundamental representations,” certain liabilities excluded from the Transaction and certain taxes (including pre-Closing taxes in respect of the Business). Amphenol has agreed to indemnify the Company for losses arising from breaches of Amphenol’s covenants contained in the Purchase Agreement, certain guarantees and liabilities transferred to Amphenol in connection with the Transaction. Amphenol has also agreed to pay when due certain post-Closing taxes of the Business.

Simultaneous with the Closing of the Transaction, the parties will enter into certain ancillary agreements, including an Intellectual Property Matters Agreement and a Transition Services Agreement covering certain customary services for a limited period of time following the Closing. The Intellectual Property Matters Agreement is described in more detail below.

The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Amphenol or the Business. The representations and warranties contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s or Amphenol’s public disclosures.

Intellectual Property Matters Agreement

In connection with the Transaction, Amphenol will acquire ownership of certain intellectual property rights primarily used or held for primary use in the Business. In addition, the parties have agreed to enter into an Intellectual Property Matters Agreement at Closing. Pursuant to the terms of the Intellectual Property Matters Agreement, the Company will assign to Amphenol those certain intellectual property rights primarily used or held for primary use in the Business. In addition, the Company will license to Amphenol, and Amphenol will license to the Company, certain intellectual property rights on a non-exclusive basis.

Forward-Looking Statements

This Current Report includes forward-looking statements that reflect the current views of the Company or Amphenol with respect to future events and financial performance, including the proposed acquisition by Amphenol of the Business from the Company. These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of the management of the Company and/or Amphenol, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the control of the Company and Amphenol, including, without limitation: failure to obtain applicable regulatory approvals and third party consents in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed Transaction; the potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including customers, employees and competitors; failure to manage potential conflicts of interest between or among customers; integration of information technology systems; and other factors beyond the control of the Company and/or Amphenol.

These and other factors are discussed in greater detail in the reports filed by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Although the information contained in this Current Report represents the best judgment of the Company and/or Amphenol as of the date of this Current Report based on information currently available and reasonable assumptions, neither the Company nor Amphenol can give any assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, the Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date made. Neither the Company nor Amphenol is undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this report, except as otherwise may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description

2.1	Purchase Agreement, dated July 18, 2024, by and between CommScope Holding Company, Inc. and Amphenol Corporation.*

104	Cover page interactive data file (embedded within the inline XBRL document)

*	This filing excludes schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2024	COMMSCOPE HOLDING COMPANY, INC.

	By:	/s/ Justin C. Choi
	Name:	Justin C. Choi
	Title:	Senior Vice President, Chief Legal Officer and Secretary